Exhibit 21.1

Subsidiaries of Navigant International, Inc.

Entity		Business
1.	AQUA Software Products, Inc., a California corporation	Software Development
2.	Associated Travel Services of Texas, Inc., a California corporation	Holding Company
3.	Associated Travel Services of Texas, Ltd., a Texas limited partnership	Holding Company
4.	Atlas Travel GP, Inc., a Texas corporation	Holding Company
5.	Atlas Travel Services Corp., a Delaware corporation	Holding Company
6.	Birth Investments Limited, an Australian company	Holding Company
7.	Cornerstone Enterprises, Inc., a Massachusetts corporation	Meetings and Incentives
8.	Envision Vacations Canada Inc., an Ontario corporation	Leisure Travel
9.	FireVine, LLC, a Delaware limited liability company	Internet Company
10.	Incentive Connections, Inc., a New Jersey corporation	Meetings and Incentives
11.	International Travel Consultants N.V., incorporated in Belgium	Corporate Travel Management
12.	Marine & Oilfield Travel Logistics, LP, a Texas limited partnership	Corporate Travel Management
13.	Maple Leaf Collection Inc., an Ontario corporation	Leisure Travel
14.	Navigant Australia Pty Ltd, an Australian company, fka SYNERGI Travel Australia Pty Limited	Corporate Travel Management
15.	Navigant Cruise Center, Inc., a Delaware corporation	Leisure Travel
16.	Navigant New Zealand Limited, a New Zealand company, fka SYNERGI Travel New Zealand Limited	Corporate Travel Management
17.	Navigant International/Brazil Ltda., a Brazilian limited liability company fka K.R. Agencia de Viagens Ltda.	Corporate Travel Management
18.	Navigant International Canada Inc., an Ontario corporation	Corporate Travel Management
19.	Navigant International/Deutschland GmbH, a German limited liability company	Corporate Travel Management
20.	Navigant International/France, a French société anonyme, fka Trascap Voyages	Corporate Travel Management
21.	Navigant International Funding Corporation, a Nevada corporation	Holding Company
22.	Navigant International Holdings Australia Pty Limited, an Australian company	Holding Company
23.	Navigant International Holdings Belgium, a Belgian private limited liability company	Holding Company
24.	Navigant International Holdings New Zealand, a New Zealand company	Holding Company
25.	Navigant International/North Central, Inc., an Illinois corporation fka Arrington Travel Center, Inc.	Corporate Travel Management
26.	Navigant International/Southwest, LLC, a Delaware limited liability company fka Associated Travel Services, LLC	Corporate Travel Management
27.	Navigant International/South Central, L.P., a Texas limited partnership fka Atlas Travel Services, L.P.	Corporate Travel Management
28.	Navigant International/Southeast, Inc., a North Carolina corporation fka First Travelcorp, Inc.	Corporate Travel Management
29.	Navigant International/Northeast, Inc., a Connecticut corporation fka McGregor Travel Management, Inc.	Corporate Travel Management
30.	Navigant International/Northwest, Inc., a Washington corporation fka Mutual Travel, Inc.	Corporate Travel Management
31.	Navigant International/Rocky Mountain, Inc., a Colorado corporation fka Professional Travel Corporation	Corporate Travel Management
32.	Navigant International UK Holdings, Inc., a Delaware corporation	Holding Company
33.	Navigant International/United Kingdom Limited, incorporated in England and Wales	Corporate Travel Management
34.	Navigant UK Limited, incorporated in England and Wales	Holding Company
35.	NavigantVacations.com Holdings, inc., a Delaware corporation	Holding Company
36.	NWT Newco, Inc., an Illinois corporation	Holding Company
37.	Northwestern Travel Service, LP, a Minnesota limited partnership	Corporate Travel Management
38.	Passage International, Inc., an Oregon corporation	Corporate Travel Management
39.	Scheduled Airlines Traffic Offices, Inc., a Delaware corporation	Corporate Travel Management
40.	SatoTravel England Limited, incorporated in England and Wales	Corporate Travel Management
41.	Sato Travel srl, incorporated in Italy	Corporate Travel Management
42.	Taskeffect Limited, incorporated in England	Corporate Travel Management
43.	Traveller Profiles, a New Zealand company	Corporate Travel Management

Affiliates:

ATTI General Partnership, a Georgia general partnership (50% interest through Navigant International/Southwest, LLC, fka Associated Travel Services, LLC)

Protocol Worldwide Limited (50% interest through Scheduled Airlines Traffic Offices, Inc.)